UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Portillo’s Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 3, 2025, Portillo’s Inc. issued the following press release in connection with its 2025 Annual Meeting of Stockholders.

Portillo’s Affirms Commitment to Shareholder Value

Confirms Receipt of Director Nominations from Engaged. No Shareholder Action Required at This Time.

CHICAGO, March 3, 2025 -- Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the fast-casual restaurant concept known for its menu of Chicago-style favorites, today confirmed that its Board of Directors has received a letter from an affiliate of Engaged Capital, LLC (“Engaged Capital”) stating that it intends to nominate two director candidates to stand for election to the Company’s Board of Directors at Portillo’s 2025 Annual Meeting of Shareholders. Portillo’s issued the following statement:

The Portillo’s Board of Directors and management team are focused on driving value for all shareholders and best positioning Portillo’s to deliver lasting growth and profitability. Under the Board’s oversight, the Portillo’s management team continues to take decisive action to drive traffic, improve margins and deliver industry-leading unit economics for shareholders.

At the restaurant level, Portillo’s is driving results through the launch of its Portillo’s Perks loyalty program, kiosks, operational enhancements, and advertising beyond Chicagoland. The brand is also strategically expanding its restaurant count, leveraging the smaller Restaurant of the Future (ROTF) format and other potential upcoming formats to drive enhanced cash-on-cash returns.

Portillo’s values the perspectives of all of its shareholders, and has held numerous meetings with representatives of Engaged Capital to better understand their views and recommendations on the business. The Company takes action on constructive feedback and great ideas from any source, such as adding Jack Hartung to its Board after Engaged Capital facilitated an introduction.

The Board will present its formal recommendation regarding director nominations in the Company’s proxy materials to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2025 Annual Meeting.

Portillo’s shareholders do not need to take any action at this time.

Advisors

BofA Securities is serving as financial advisor, and Sidley Austin LLP is serving as legal counsel to Portillo’s.

About Portillo’s

In 1963, Dick Portillo invested $1,100 into a small trailer to open the first Portillo’s hot dog stand in Villa Park, IL, which he called “The Dog House.” Years later, Portillo’s (NASDAQ: PTLO) has grown to more than 90 restaurants across 10 states. Portillo’s is best known for its Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, fresh salads and famous chocolate cake. Download the Portillo’s App for iOS or Android or visit Portillo’s website to order ahead for pickup or delivery and get the best dill on these bun-believably delicious Chicago-style favorites and more. Portillo’s also ships food to all 50 states via its website.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business, and are based on currently available operating, financial and competitive information which are subject to various risks and uncertainties, so you should not place undue reliance on forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “commit,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

●	risks related to or arising from our organizational structure;
●	risks of food-borne illness and food safety and other health concerns about our food;
●	risks relating to the economy and financial markets, including inflation, fluctuating interest rates, stock market activity, or other factors;
●	the impact of unionization activities of our team members on our reputation, operations and profitability;
●	risks associated with our reliance on certain information technology systems, including our new enterprise resource planning system, and potential failures or interruptions;
●	risks associated with data, privacy, cyber security and the use and implementation of information technology systems, including our digital ordering and payment platforms for our delivery business;
●	risks associated with increased adoption, implementation and use of artificial intelligence technologies across our business;
●	the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
●	the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees;
●	the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, labor and employment matters, costs of or ability to open new restaurants, or the sale of food and alcoholic beverages;
●	inability to achieve our growth strategy, such as the availability of suitable new restaurant sites in existing and new markets and opening of new restaurants at the anticipated rate and on the anticipated timeline;
●	the impact of consumer sentiment and other economic factors on our sales;
●	increases in food and other operating costs, tariffs and import taxes, and supply shortages; and
●	other risks identified in our filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K, filed with the SEC. All of the Company’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying GOLD proxy card, and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2025 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING GOLD PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying GOLD proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://investors.portillos.com/financial-information/sec-filings.

Participants in the Solicitation

The Company, its directors (Michael A. Miles, Jr., Michael Osanloo, Ann Bordelon, Paulette Dodson, Noah Glass, G.J. Hart, Jack R. Hartung and Joshua A. Lutzker) and certain of its executive officers (Michael Osanloo, Chief Executive Officer and President, and Michelle Hook, Chief Financial Officer) and employees are “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2025 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective direct and indirect interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Compensation Discussion & Analysis,” “Executive Employment Arrangements,” “Director Compensation,” and “Securities Ownership of Certain Beneficial Owners and Management” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 annual meeting of stockholders, filed with the SEC on April 26, 2024 (available here), and the Company’s Annual Report on Form 10-K, filed with the SEC on February 25, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found at no charge in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 6, 2024 for Michael A. Miles, Jr. (available here); October 23, 2024, August 12, 2024, June 4, 2024, May 6, 2024 and March 4, 2024 for Michael Osanloo (available here, here, here, here, and here, respectively); May 6, 2024 for Ann Bordelon (available here); May 6, 2024 for Paulette Dodson (available here); May 6, 2024 for Noah Glass (available here); September 17, 2024 and May 6, 2024 for G.J. Hart (available here and here, respectively); May 6, 2024 and March 6, 2024 for Joshua A. Lutzker (available here and here); and October 23, 2024, June 4, 2024, May 6, 2024 and March 4, 2024 for Michelle Hook (available here, here, here and here).

Such filings are also available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://investors.portillos.com/financial-information/sec-filings. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, and their respective compensation will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 Annual Meeting, if and when they become available. These documents will be available free of charge as described above.

Investor Contact:

Investors@portillos.com

Media Contact:

PortillosPR@icrinc.com

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